Consent of Independent Certified Public Accountants



  The Board of Directors
  Potlatch Corporation:

  We consent to incorporation by reference in the Registration Statements
  (Nos. 33-00805, 33-28220, 2-58502, 2-87789, 33-12809, 33-25352, 33-25353,
  33-31372, 33-30836, 33-54515 and 33-54517) on Form S-8 of Potlatch Corporation
  of our report dated January 25, 1995, relating to the balance sheets of Potlatch Corporation and consolidated subsidiaries as of December 31, 1994 and 1993 and the related statements of earnings, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 1994 which report appears in the December 31, 1994 annual report on the Form 10-K of Potlatch Corporation. As discussed in our report, the Company changed its method of accounting for income taxes, postretirement benefits other than pensions and postemployment benefits in 1993.


                                                KPMG PEAT MARWICK LLP

  March 23, 1995



                                                           Exhibit (23)